Exhibit 99.1

KNIGHT BOARD ELECTS THOMAS M. JOYCE AS CHAIRMAN

Jersey City, New Jersey (December 16, 2004) Knight Trading Group (NASDAQ: NITE) today announced that its Board of Directors unanimously elected Thomas M. Joyce, 49, Chief Executive Officer and President of the company, to the additional position of Chairman of the Board. He will replace Charles V. Doherty, 70, who will remain on the board in the new position of lead director. The decision was made at yesterday’s board meeting. The elections will take effect on January 1, 2005.

“We are pleased to announce the election of Tom Joyce as the Chairman of the Board of Directors,” said Chairman Doherty. “Tom brought his client-focused philosophy, his integrity, and his reputation in the industry as a well-respected leader to Knight. In his capacity as the CEO and President of Knight, he has earned the trust of this board. His sound judgment and sterling ethics have solidified our confidence that he is the man we want in charge of shaping our strategic direction. This board is pleased to affirm that Knight speaks as a single voice through Tom Joyce.”

Mr. Doherty has served on the Board since Knight’s initial public offering and was elected to non-executive Chairman in February 2002.

“I am deeply honored to be elected to the additional role of Chairman, and to accept the responsibilities that come with the position. I thank the Board for this opportunity and their continued confidence in my abilities,” said Mr. Joyce. “I salute Chuck for his energy and vision and look forward to working with him as lead director as this board continues to focus on ‘best practice’ governance issues.”

Mr. Joyce joined Knight Trading Group in May 2002 from Sanford C. Bernstein & Co. Prior to his appointment as Sanford Bernstein’s Global Head of Trading at the close of 2001, Mr. Joyce spent more than a decade managing several major equity businesses for Merrill Lynch & Co. There, he directed the firm’s market structure efforts and initiatives with the Securities and Exchange Commission, New York Stock Exchange and NASD, and was involved in many of Merrill Lynch’s equity business investments, including the acquisition of Herzog Heine Geduld in 2000.

Mr. Joyce has been a member of the NASDAQ Board of Directors, the Archipelago Board of Directors, the Partner’s Committee of Primex Trading and of the Security Industry Association’s Market Structure Committee. He served as Chairman of NASDAQ’s Quality of Markets Committee in 1999 and 2000, and he is a former member of NYSE’s Market Performance Committee and of the Merrill Lynch Europe Executive Committee.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities. A leading trade execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS	Margaret Wyrwas
Senior Managing Director,
Corporate Communications & Investor Relations
201-557-6954 or mwyrwas@knighttrading.com

Kara Fitzsimmons
Vice President,
Corporate Communications
201-356-1523 or kfitzsimmons@knighttrading.com

Greta Morley
Assistant Vice President,
Marketing Communications & Public Relations
201-557-6948 or gmorley@knighttrading.com

Molly McDowell
Analyst,
Corporate Communications & Investor Relations
201-356-1723 or mmcdowell@knighttrading.com